Exhibit 99.1

Press Release
June 12, 2008	6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.969.3500 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Raises Second Quarter Earnings Guidance, Announces Dividend

FORT WAYNE, INDIANA, June 12, 2008— Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that it now expects second quarter 2008 earnings to be within a range of $0.90 to $0.95 per diluted share. The increase in expectations is based primarily on stronger than anticipated shipping volume and selling values for flat-rolled steel products and stronger volume and margins in recycling. The company’s initial guidance for the second quarter, provided on April 21, was $0.80 to $0.90 per diluted share.

“We continue to experience strong market conditions for our steel and recycled metals businesses,” said Keith Busse, Chairman and CEO of Steel Dynamics. “In addition to the improving performance of the Flat Rolled Division and The Techs, our long products divisions continue to perform well, with continued strong order activity and backlogs. Strong shipping volumes and profit margins of our OmniSource Corporation subsidiary are expected to continue in the third quarter as well, as both internal and external demand for recycled metals remain strong.”

Regular Dividend Declared

The company’s Board of Directors has approved a regular quarterly dividend of $0.10 per share to be distributed to shareholders of record at the close of business on June 30, 2008. The payment of the cash dividend is scheduled for July 11, 2008.

Second Quarter Conference Call and Webcast— July 22 at 10:00 a.m. Eastern

On Tuesday, July 22 at 10 am Eastern, Steel Dynamics will host its quarterly earnings conference call. You are invited to listen to the live audio webcast over the Internet, accessible from Steel Dynamics’ Web site: www.steeldynamics.com. Dial-in information for the call and other details will be posted on our website by mid-July.

Forward-Looking Statements

This press release contains some predictive statements about future events and conditions, including statements related to conditions in the steel marketplace, Steel Dynamics’ shipments, revenues and earnings projections, costs of raw materials, future profitability and earnings, start-up of expanded or new facilities, growth of production capacity, and the accounting categorization of assets and expenses related to acquisitions. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others:  changes in economic conditions affecting steel consumption; increased foreign imports; increased price competition; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made.  Due to these risks and uncertainties, as well as matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or f.warner@steeldynamics.com